EXHIBIT 4.2

EXHIBIT 4.2 THE TORONTO-DOMINION BANK LA BANQUETORONTO-DOMINION CUSIP 891160 50 9 COMMON ORDINARIES
COUNTERSIGNED AND REGISTERED CIBC MELLON TRUST COMPANY
THIS CERTIFIES THAT
FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE OF THE CAPITAL STOCK OF THETORONTO-DOMINION BANK
TRANSFERABLE AT THE PRINCIPAL OFFICES OF CIBC MELLON TRUST COMPANY IN HALIFAX, MONTREAL, TORONTO, WINNIPEG, CALGARY, VANCOUVER, CANADA AND LONDON, ENGLAND OR AT THE TRANSFER OFFICE OF MELLON INVESTOR SERVICES L.L.C., IN NEW YORK, N.Y., U.S.A.

SHARES REPRESENTED BY THIS CERTIFICATE ARELES ACTIONS REPRESENTEES PAR CE CERTIFICATTRANSFERABLE IN SUCH MANNER AND SUBJECT TOPEUVENT GTRE TRANSFEREES DE L A MANIEREETSUCH CONDITIONS A N D RESTRICTIONS A S ARESOUS RESERVE DES CONDITIONS ET RESTRICTIONSPRESCRIBED BY THE BANK ACT (CANADA) AND THEPRESCRITES PAR LA LO1 SUR LES BANQUES (CANADA)BY-LAWS OF THE BANK. FOR PURPOSE OF ENTRY OFET PAR LES REGLEMENTS DE LA BANQUE. POUR LESFINS DES ECRITURES REQUISES POU R TRANS,FERERTRANSFER OR C H A N G E O F REGISTRATION THISOU MODIFIER L’IMMATRICULATION, CE CER;,CATCERTIFICATE MAY BE SURRENDERED AT ANY OFFICEPEUT ETRE REMlS A TOUT BUREAU OU L ‘ A G WTDEWHERE A REGISTER OF TRANSFERS IS MAINTAINED BYTRANSFERT ET REGISTRAIRE CONSERVE UN REGISTRETHE TRANSFER AGENT AND REGISTRAR.DES TRANSFERTS.THE CLASS AND SERIES OF SHARES REPRESENTED BYL E SCATEGORIES ET SERIES O’ACTIONSTHIS CERTIFICATE H A V E RIGHTS, PRIVILEGES,REPRESENTEES PAR CE CERTIFICAT COMPORT ENTRESTRICTIONS AND CONDITIONS ATTACHED THERETODES DROITS, PRIVIL~GES, CONDII~JSE.TAND THE BANK WILL FURNISH TO A SHAREHOLDER, ONRESTRICTIONS. ET L A B A N Q U E F O WIR ADEMAND AND WfTHOUT CHARGE, A FULL COPY OF THEGRATUITEMENT A TOUT ACTlONNAlRE QUI €&FAT .LADEMANDE, LE TEXTE INTEGRAL: .TEXT OF(i) THE RIGHTS, PRIVILEGES, RESTRICTIONS AND(i)DES DROITS, PRIVILEGES, C O N D I T ~ ~NS ETRESTRICTIONS AFFERENTS A : W A &UECOND ITIONS ATTACHED TO EACH C L A S SCATEGORIE D’ACTIONS DONT L’EMISSIONFS TAUTHORIZED TO BE ISSUED AND TO EACH SERIESAUTORISEE ET A CHAQUE SERlE, S E L N CEIQUIIN SO FAR AS THE SAME HAVE BEEN FIXED BY THEEST ETABLI PAR LES ADMINISTRATEUI?SS ET.DIRECTORS, AND(ii)D E L’AUTORISATION DONNE’\,.*eUX(ii) THE AUTHORITY OF THE DIRECTORS TO FIX THEADMINISTRATEURS D E FIXER LES DROITS,RIGHTS, PRIVILEGES, RESTRICTIONS A N DPRIVILEGES, CONDITIONS ET RESTRICT@&‘UESCO NDITIONS OF SUBSEQUENT SERIES.SERIES D’ACTIONS SUBSEQUENTES. ;, ‘+
For value received ~ hereby sell, assign and Valeur reCue, I’actionnaire soussigne vend, cede transfer unto et transfere par les presentes a of the capital stuck of The Toronto-Dominion Bank represented by this certificate and do hereby irrevocably authorize and direct the said Bank to enter the transfer of the said shares in the books of the Bank.
Common shares , . actions ordinaires du capital-actions de La Banque Toronto-Dominion representees par certificat et nomme irrbvocablement ladite Bal lque pour inscrire le transfert de ces actions dans les IivreS de la B a n w e et hi demande de le faire.
~~ ~~ Please w!t name and address of Assignee. Nom et adresse du cessionnaire, en letires moulkes)
PLEASE IEISERT ?CC141 1145. IR4N:F NIJhIBW OR SOCIAL SCCJHITYtwrdtiti w i ~ w ~ t . t ~ t t
INOlQLlER 1.E NI:MFR3 VASSl1RANC.F SO3AL.i 0. LE NUMiflO DC SCCURI-E SUCtWLt U. GtbSlUhN.?lHE